Exhibit (b)

EX-99.906CERT

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR for 1290 Funds (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 7, 2026

/s/ Steven M. Joenk
Steven M. Joenk
Chief Executive Officer

In connection with the Report on Form N-CSR for 1290 Funds (the “Registrant”), the undersigned hereby certifies, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 7, 2026

/s/ Brian E. Walsh
Brian E. Walsh
Chief Financial Officer

These certifications are being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and are not being filed as part of the Report with the Securities and Exchange Commission.